Exhibit 10.1

CONSTRUCTION SERVICE AGREEMENT
Anacortes Products Terminal

THIS CONSTRUCTION SERVICE AGREEMENT (“Agreement”) is made and entered into effective as of July 1, 2014 (“Effective Date”), by and between Tesoro Logistics, Operations, a Delaware liability company, whose address is 19100 Ridgewood Parkway, San Antonio, TX 78259 (hereinafter “TLO”), and Tesoro Refining & Marketing Company LLC, a Delaware company, whose address is 19100 Ridgewood Parkway, San Antonio, TX 78259 (hereinafter “TRMC”). TRMC and TLO are each a “Party” and collectively are “Parties” to this Agreement.

WHEREAS, TLO has requested that TRMC perform certain Work for TLO with respect to construction of a refined products distribution truck rack at a site in Anacortes, Washington that has been leased by TRMC to TLO, including Work on certain adjacent offsite facilities owned and operated by TRMC, all as more particularly described on Exhibit B attached hereto; and

WHEREAS, by entering into this Agreement, TLO and TRMC desire to establish certain general terms and conditions which shall apply to, govern and control, all Work performed by TRMC for TLO within the scope of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Parties agree as follows:

1.0	Nature of Agreement

1.1	This Agreement establishes the terms applicable to the Work, as may be specified in Exhibit B or another written agreement between the Parties referencing this Agreement.

2.0	Definitions

The capitalized terms and acronyms in this Agreement have the following meanings:

2.1
“Applicable Laws” mean laws, regulations, statutes, codes, rules, orders, permits, policies, licenses, certifications, decrees, standards, or interpretations imposed by any governmental authority that apply to the Services or this Agreement, including those within the Area of Operations or the country where the Services are performed.

2.2	“Area of Operations” means the area (i) described in Exhibit D or (iii) any other area within TLO’s operational control where TRMC performs or is expected to perform the Work.

2.3
“Claim” means any and all demands, causes of action, damages (whether compensatory, punitive, statutory or otherwise), losses, penalties, fines, and/or expenses (including reasonable attorneys’ fees, expert fees and litigation or arbitration costs) of every kind and character, whether asserted by Tesoro or a third party.

2.4	“TLO” means the party listed in the preamble above who has contracted with TRMC for the Work.

2.5	“TRMC” means the party listed in the preamble above who, according to the terms and conditions of this Agreement, will provide the Work to TLO.

2.6	“FCO” means Field Change Order.

2.7	“FCR” means Field Change Request.

2.8
“Force Majeure” means an act of God, strike, lockout, or other industrial disturbance, act of public enemy, terrorism, war, blockade, fire, storm or governmental action, governmental restraint, or any other cause, whether of the kind enumerated above or not, which is not reasonably within the control of the Party asserting a Force Majeure.

2.9	“Goods” shall mean personal property, materials, supplies and equipment included within the Work.

2.10	“PO” means Purchase Order.

2.11	“Services” means those services as specified in Exhibit B or other written agreement between the Parties referencing this Agreement.

2.12	“SO” means Service Order.

2.13	“Substance” means alcohol, drug(s), chemical(s), illegal or prescribed, that may be inhaled, injected, absorbed or taken by mouth that may impair an individual in any way.

2.14
“Work” includes the furnishing of Services and delivery by TRMC of all labor, supervision, materials, tools, equipment and supplies which may be necessary to provide the work as indicated on Exhibit B, attached hereto.

3.0	Agreement Price

3.1	TLO shall pay TRMC a lump sum price of $23,000,000.00 for the Work, subject to and in accordance with the pricing terms of Exhibit C, attached hereto.

4.0	Orders and Field Change Requests

4.1
TLO may request changes in the Work to be performed. Prior to the commencement of any additional or revised Work requested by TLO, TRMC shall provide TLO with a FCR to reflect the additional or revised Work to be performed and the revised costs thereof. TLO may approve said FCR, and, if the FCR is approved, shall issue a FCO before such additional or revised Work shall commence. Once so approved by TLO, a FCO shall amend the applicable price indicated in section 3.0 above and Exhibit C. Any changes to any Work requested by TLO that do not affect TRMC’s net costs shall be without additional cost to TLO.

5.0	Term of Agreement

5.1
This Agreement shall become effective on the Effective Date and will continue until July 1, 2014 and, unless terminated sooner in accordance with this Agreement, will continue thereafter on a month-to-month basis, subject to termination by either Party by giving the other Party thirty (30) days’ notice in writing, as set forth in Article 19 of this Agreement, titled “Notices”.

5.2
If TLO decides that it is necessary to continue ongoing Work after notice of termination is given, then termination shall not be effective until the ongoing Work and the transition thereof is completed or made secure to the satisfaction of TLO, unless TLO, in its sole discretion, decides on an earlier effective termination date.

6.0	Inspection, Testing, Acceptance, and Rejection

6.1
TLO may inspect and test the Work and also reject any or all of the same not conforming as to quality, type or quantity as stated in Exhibit B, even if payment has been made by TLO to TRMC. TLO shall be under no obligation or duty to inspect the Work. Unless Exhibit B or an FCR specifically provides otherwise, TLO’s inspection of or failure to inspect any Work shall not limit, waive, release or otherwise affect TRMC’s guaranties and warranties provided herein or relieve TRMC of any other responsibilities hereunder. TLO’s failure to inspect any particular Work shall not be a continuing waiver of its right to inspect any future Work to be performed hereunder.

6.2
TRMC shall furnish to TLO all information and data as may be reasonably required to perform TLO's inspection. TLO reserves the right at any time to cancel or suspend the Work if Tesoro’s inspection reveals that the Work being performed does not conform to applicable safety laws and/or regulations.

6.3
The right to test and reject non-conforming Work includes, but is not limited to: processes, technical information, computer software, raw materials, components, intermediate assemblies, and end products

6.4
TLO shall have the absolute right to reject any Work that is deficient or non-conforming with respect to the specifications contained in Exhibit B or the warranties contained herein, and TLO shall be under no obligation to pay for any such rejected Work. In the event TLO accepts such Work, TLO shall continue to retain any and all of its remedies provided by the terms of this Agreement, including, but not limited to, (i) conditionally accepting such defective or non-conforming Work subject to an equitable price reduction; (ii) correcting or replacing such defective or non-conforming Work and back-charging TRMC for all costs incurred by TLO; (iii) requiring TRMC to promptly repair or replace such defective or non-conforming Work or materials or equipment at TRMC’s sole expense; or (iv) terminating this Agreement.

6.5
All materials and equipment delivered or installed and Work performed by TRMC shall be deemed to be accepted when the same have been determined by TLO in its discretion to be in conformance with the specifications contained in Exhibit B and the warranties provided herein. TLO’s inspection or acceptance of or payment for any Work shall not constitute a waiver of any warranties, rights or remedies.

6.6
TRMC is under a continuing obligation, subsequent to the performance of any Work, to notify TLO in the event TRMC discovers or becomes aware of any non-conformity in the delivered Work performed. TRMC must provide written notice to Tesoro within twenty-four (24) hours of such discovery.

7.0	Scheduling and Suspension of Services and/or Work

7.1	TRMC shall strictly adhere to the delivery dates and completion schedules specified by TLO in Exhibit B. The obligation of TRMC to meet the delivery dates and schedules is important to this Agreement.

7.2
If TRMC believes it may be unable to comply with any delivery and/or installation date or completion schedule, TRMC shall promptly notify TLO in writing of the probable length of any anticipated delay and the reasons for it.

7.3
Acceptance of late performance of the Work shall not be deemed a waiver of TLO’s right to deduct the late performance penalties set forth on Exhibit C, nor will it act as a modification of any of TRMC 's performance obligations hereunder.

7.4
TLO may, by written directive, suspend all or part of any Work to be performed for a period not to exceed ninety (90) days. Within such period, or any extension thereof to which the Parties may agree, TLO shall either (i) cancel such suspension, or (ii) terminate the Work covered by suspension in accordance with this Agreement. In the event that TLO suspends performance of Work, other than by reason of a breach by TRMC of its representations and warranties hereunder, then the periods set forth in Exhibit C that occur after such suspension shall be extended by the period of such suspension.

8.0	Offset and Liens

8.1	TRMC shall keep TLO’s property free of all liens and claims of TRMC contractors and other third parties, which may arise as a result of TRMC or its contractor’s performance of the Work.

8.2	TRMC, at its own expense, shall secure the prompt discharge of any lien(s) which may arise out of or in connection with TRMC or its contractor’s performance of the Work.

8.3
If TRMC fails to discharge any lien or Claim of lien not permitted by this Article, within five (5) business days from receipt of notice by TLO to TRMC, Tesoro may discharge or release the liens or Claim of lien, and TRMC shall pay TLO its costs for the release and reasonable attorneys' fees and other costs associated with securing the release or settlement of lien.

9.0	Warranties and Representations

9.1
TRMC will construct and deliver to TLO an operable truck loading rack at the site described on Exhibit D that is in conformance with the specifications set forth on Exhibit B, and is free of material defects and in compliance with all applicable laws and regulations and capable of blending and loading onto trucks light petroleum products in accordance with applicable laws and regulations and customary industry standards.

9.2
TRMC shall utilize employees and contractors to perform all Work in a good and workmanlike manner with due diligence and without undue delay or interruption. TRMC warrants that it will employ employees and contractors who have adequate equipment, in good working order, free from defects and fit for its intended use of performing the Work, and that TRMC and such contractors will have fully trained and adequately supervised personnel perform the Work who are capable of safely and properly operating the equipment, and that the Work shall be performed as economically to TLO as possible and in full compliance with TLO’s safety and environmental rules and policies.

9.3	The representations and warranties contained herein shall extend to the Work performed by TRMC contractors to the same extent as to any such Work performed by TRMC.

9.4	TRMC hereby agrees to assign TLO any and all warranties and guarantees from third party contractors, suppliers and manufacturers and to cooperate in the enforcement of such warranties and guarantees.

9.5
TRMC shall: (i) conduct its operations in such a manner as to cause a minimum of interference with TLO’s operations and the operations of other contractors at the jobsite; and (ii) protect all persons and property thereon from damage or injury.

9.6
If any Work performed or materials or equipment installed by TRMC or its contractors shall prove defective in title, material and/or workmanship, within eighteen (18) months from the date of receipt by TLO, or one year of the date of installation, whichever occurs first in time, TLO shall notify TRMC in writing of such defect or non-compliance within sixty (60) days of discovery of such defect or non-compliance, and TRMC shall, at its option, modify, repair or replace said Goods or item, at no cost to TLO. TRMC shall take custody and title of the defective Goods or item upon installation of the replacement Goods or item. Adjustments for materials or equipment not manufactured by TRMC shall be made to the extent of any warranty of the manufacturer or supplier thereof. In the event any Goods are not available for use due to defects in materials, workmanship or engineering furnished by TRMC, the guarantee period shall be extended for a period equal to the time of delay due to non-use.

9.7
TLO shall not be entitled to recover any incidental or consequential damages by reason of any breach of warranty hereunder, and its sole and exclusive remedy against TRMC for defective or non-conforming Work shall be as set forth in Section 6.4; provided however, that if TLO should be unable to provide truck loading services to TRMC by reason of any defective or non-conforming Work that is not in compliance with the warranties and representations under this Agreement, then TRMC shall not have any right to assert any offsets, credits or other excuses that might it might be otherwise entitled to assert avoid payment for fixed commitments under any terminalling agreements between TLO and TRMC to the extent that TLO’s inability to perform or delay in performance of terminalling services is caused by defective or non-conforming Work performed by TRMC that is not in accordance with the warranties and representations contained herein.

9.8
TLO shall not be entitled to recover any incidental or consequential damages by reason of any failure by TRMC to meet the schedules for completion of the Work set forth in Exhibit B, and its sole and exclusive remedy against TRMC for delays in performance shall be as set forth in Exhibit C.

9.9
TRMC acknowledges that there are hazards inherent in TLO’s operations and that TLO’s facilities, equipment and premises may contain patent and latent hazardous conditions and defects. TRMC shall familiarize itself with the condition of TLO’s facilities and equipment prior to beginning such Work and TRMC accepts such facilities and equipment “AS IS, WHERE IS” for such Work.

10.0	Release and Indemnity

10.1
TO THE EXTENT CAUSED BY OR ARISING OUT OF TRMC’S NEGLIGENCE, WILLFUL MISCONDUCT, ACTS OR OMISSIONS, STRICT LIABILITY, OR BREACH OF THIS AGREEMENT IN THE PERFORMANCE OR NONPERFORMANCE OF THE SERVICES OR WORK OR TRMC’S BREACH OF THIS AGREEMENT, TRMC SHALL AND HEREBY DOES RELEASE, DEFEND, AND INDEMNIFY TLO, TESORO LOGISTICS LP AND TESORO LOGISTICS GP, LLC, FROM AND AGAINST ANY AND ALL CLAIMS, INCLUDING THOSE CAUSED BY OR ARISING OUT OF ANY AND ALL OF THE FOLLOWING, WHETHER OR NOT CONTRIBUTED TO BY THE ACT OR OMISSION OF ANOTHER (THIRD) PARTY:

A.	BODILY INJURY, ILLNESS OR DEATH TO ANY PERSONS, INCLUDING EMPLOYEES OF TRMC AND ITS CONTRACTORS;

B.	LOSS, DAMAGE AND DESTRUCTION OF PROPERTY;

C.	CLAIMED OR ACTUAL INFRINGEMENT OR CONTRIBUTORY INFRINGEMENT OF ANY PATENT, OR INFRINGEMENT OF ANY COPYRIGHT OR TRADEMARK, OR MISAPPROPRIATION OF ANY TRADE SECRET;

D.	A BREACH OF ANY OF THE REPRESENTATIONS OR WARRANTIES CONTAINED IN ARTICLE 9 HEREOF; AND

E.
ANY CLAIMS ARISING IN CONNECTION WITH A LIEN BECOMING FIXED UPON THE AREA OF OPERATIONS OR OTHERWISE ASSERTED AGAINST ANY PROPERTY OF TLO AS A RESULT OF TRMC FAILING TO PAY (OR TO PROCURE THE PAYMENT OF) ITS DEBTS.

10.2
TRMC’S RELEASE, DEFENSE AND INDEMNITY OBLIGATIONS SHALL BE CONSTRUED IN ACCORDANCE WITH AND ENFORCEABLE TO THE MAXIMUM EXTENT PERMITTED BY LAW, AND IF ANY PORTION OF THIS ARTICLE 10 SHOULD BE DEEMED TO BE LEGALLY UNENFORCEABLE, THIS ARTICLE 10 SHALL BE DEEMED AMENDED TO PROVIDE FOR TRMC’S OBLIGATIONS HEREUNDER TO BE THE MAXIMUM OBLIGATIONS ALLOWABLE UNDER APPLICABLE LAW, AND THE REMAINING PORTIONS SHALL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW. IN THOSE CLAIMS FOR WHICH TRMC IS REQUIRED TO INDEMNIFY AND/OR DEFEND CLAIMS AGAINST TLO, TLO SHALL HAVE THE RIGHT, AT ITS OPTION AND EXPENSE, TO PARTICIPATE IN THE DEFENSE OF ANY SUCH CLAIM WITHOUT RELIEVING TRMC OF ANY OBLIGATIONS HEREUNDER.

11.0	Insurance

11.1
TRMC shall, at its sole cost and expense, obtain and maintain in force at all times during the term of this Agreement, sufficient insurance (i) as may be required by law, and (ii) to protect TRMC and TLO from third party claims arising out of or connected with the performance of the Work hereunder.

11.2
TRMC shall require all of its contractors to provide the insurance coverage (including additional insured, waiver of subrogation, certificates and non-cancellation) as indicated in Exhibit A, attached hereto.

11.3	The existence or non-existence of insurance as required by this Agreement will not limit TRMC’s liability for any claims asserted against TLO.

12.0	Responsibility for Loss or Damage to Equipment and Materials

12.1
Unless otherwise agreed by the Parties, TLO shall not safeguard or protect any vehicles, vessels, tools, equipment, machinery, supplies or other personal property belonging to TRMC, its contractors or employees, whether or not on TLO’s premises, and the owners of such property shall be solely responsible for the protection of such property.

13.0	Independent Contractor Relationship

13.1
TRMC will be an independent contractor in its performance of all Work hereunder. TRMC shall have exclusive direction and control of its contractors and shall be solely responsible for its acts and omissions and for the acts and omissions of its contractors. TLO is interested only in the results obtained and has only general right of inspection, review and approval of the Work, in order to assure satisfactory completion of the Work and compliance with the terms of this Agreement.

14.0	Safety and Environmental Requirements

14.1
TRMC shall take any and all necessary precautions to prevent the occurrence of any injury (including death) to any person(s), or any damage to any property or the environment, arising out of acts or omissions of TRMC.

14.2
TRMC agrees to comply with any safety and environmental requirements set forth by the TLO environmental, health and safety manager at the location where Work is performed. Approval of any exceptions to safety or environmental requirements shall be handled by the safety manager at the location where Work is performed.

15.0	Security and Background Check Requirements

15.1	TRMC shall have background checks performed on all of its contractors and their employees who will have access to the Area of Operations, unescorted by a TLO or TRMC employee.

16.0	Laws, Rules, and Regulations

16.1
TRMC will ensure that its employees and contractors comply with all federal, state, and local laws, rules, regulations and orders applicable to all Work performed under this Agreement. TRMC shall have its employees and contractors secure and maintain current all required permits, licenses, certificates, and approvals for the Work. TRMC employees and contractors shall specifically comply with all applicable federal, state, and local environmental, employment, safety and zoning laws, rules, and regulations as amended on one or more occasions. Without limiting the foregoing, to the extent required by law, rule or regulation, and as applicable to the Work performed under this Agreement, TRMC shall and shall require its contractors to comply, with the following:

(i)
Equal Opportunity: Executive Order 11246, the Equal Opportunity Clause prescribed in 41 CFR 60-1.4(d) (race, color, religion, sex and national origin); 41 CFR 60-1.7 (filing the Employer Information Report annually); 41 CFR 60-1.8 (non-segregated facilities); 41 CFR 60-1.40 (establishment of a written affirmative action plan); 41 CFR 60-741.5 (workers with disabilities); 48 CFR Chapter 1 Subpart 19.7 (Small Business and Small Disadvantaged Business Concerns); Executive Order 12138 (women-owned businesses);

(ii)	The Fair Labor Standards Act of 1938, as amended and related regulations;

(iii)	The Immigration Reform and Control Act of 1986 and related regulations;

(iv)
TRMC and its Contractor’s employees, agents, subcontractors, representatives and servants performing operation or maintenance work on Pipelines or Pipeline Facilities (as defined in 49 CFR 192 and 195) under this Agreement, will: 1) comply with the Accountable Pipeline Safety and Partnership Act of 1996 (the “Pipeline Safety Act”), 49 CFR Parts 192 or 195, 2) meet the U.S. Department Transportation’s Operator qualification requirements and Tesoro’s qualification requirements by being qualified by the National Center for Construction Education Research (“NCCER”),Operator Qualification Solutions Group (“OQSG”), or any other qualification program approved by Tesoro, and 3) create and retain required records under the Pipeline Safety Act and any regulations or rules promulgated in accordance therewith;

(v)	Anti-Drug Plan and Drug Testing: 46 CFR Parts 4, 5, and 16 and 49 CFR Parts 40 and 199 (requirements of the U.S. Coast Guard, the U.S. Department of Transportation);

(vi)
Occupational Safety: The Occupational Safety and Health Act and all OSHA regulations, including without limitation those regulating the handling and use of asbestos or asbestos-containing material, 40 CFR Part 61 Subparts A and M, 29 CFR 1926 (Construction, Industrial Standards for Asbestos), 29 CFR 1910.1001 (Asbestos), 29 CFR 1910.134 (Respiratory Protection) 29 CFR Subpart K (Medical) and all other applicable state rules and regulations for the abatement of asbestos materials;

(vii)	Water Pollution. The Clean Water Act, as amended, The Oil Pollution Act of 1990, the Federal Water Pollution Control Act;

(viii)
Hazardous Substances and Wastes: The Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Re-authorization Act of 1986;

(ix)	The Clean Air Act, as amended;

(x)	Executive Order 13496 Compliance: TRMC agrees to comply with the provisions of 29 CFR Part 471.

(xi)	Where applicable, all Department of Homeland Security provisions including, but not limited to Transportation Worker Identification Credential (“TWIC”).

(xii)
Where applicable, the requirements of 41 CFR 60-300.5(a) which prohibits discrimination against qualified protected veterans, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans.

16.2
In the event any provision of this Agreement is inconsistent with or contrary to any applicable law, rule, regulation, or order of a court of competent jurisdiction, said provision shall be deemed to be modified to the extent required to comply with said law, rule, regulation, or order, and this Agreement as so modified will remain in full force and effect.

16.3
TRMC SHALL AND DOES HEREBY RELEASE, DEFEND, INDEMNIFY, AND HOLD TLO HARMLESS FROM ALL CLAIMS, JUDGEMENTS, DAMAGES, LOSSES, LIABILITIES, EXPENSES, AND ANY COSTS RELATED THERETO (INCLUDING WITHOUT LIMITATION COURT COSTS, EXPERT FEES, AND REASONABLE ATTORNEYS’ FEES) ARISING IN WHOLE, OR IN PART FROM, OR IN ANY WAY RELATED TO, TRMC OR ITS CONTRACTOR’S FAILURE TO COMPLY WITH FEDERAL, STATE, AND LOCAL LAWS, RULES, REGULATIONS, AND ORDERS APPLICABLE TO ALL WORK PERFORMED UNDER THIS AGREEMENT.

17.0	Force Majeure

17.1
In the event either Party is rendered unable by Force Majeure to carry out its obligations under this Agreement, other than its obligation to indemnify or make money payments, that Party shall give the other Party prompt written notice of the Force Majeure with full particulars concerning it; thereupon, the obligations of the Party giving the notice, so far as they are affected by the Force Majeure, shall be suspended during, but not longer than, the continuance of the Force Majeure. The affected Party shall use all reasonable dispatch to remedy the Force Majeure situation as quickly as possible; provided, however, the Party shall not be required to settle any strike or other labor dispute contrary to its wishes. In the event that performance of Work is suspended by reason of Force Majeure, then the periods set forth in Exhibit C that occur after such suspension shall be extended by the period of such suspension.

18.0	Subcontracting

18.1
TRMC may hire contractors to perform the Work, but TRMC is solely responsible and shall timely provide for payment to such contractor(s). TRMC shall provide TLO with adequate advance notice of the identity of each contractor to be hired to perform Work, and any other information reasonably required or requested by TLO with respect to such contractor(s). TLO may approve or reject contractor(s), and may reject any contractor with or without cause. TRMC shall not employ or continue to employ any contractor rejected by TLO to perform the Work hereunder. Contractor(s) hired by TRMC shall not be deemed to be servants, agents, employees, representatives of TLO, but shall perform in accordance with the terms hereof; provided, however, TRMC shall remain responsible for acts and omissions of such contractor(s) and the performance and breach of this Agreement by such contractor(s).

19.0	Notices

19.1
Unless otherwise specifically provided for, any and all notices or other communications provided for under this Agreement shall be in writing or by confirmed e-mail address for the Parties listed below. Notices must be given in one or more of the following ways: (i) in person;(ii) by courier;(iii) by United States registered or certified mail with return receipt requested;(iv) by postage prepaid to the attention of the appropriate representative of the Party at the address set forth below;(v) by e-mail; or (vi) at such other physical or e-mail address as may be designated with ten (10) days prior thereto by notice to the other Party. Notice is deemed given when received by the Party to be notified or for e-mail, when receipt of the e-mail is confirmed; provided, however, that notices received after 5:00 PM or on a non-business day shall be deemed given the following business day; and provided further, that if mailed, notices cannot be given after reasonable effort at such address, notices shall be deemed constructively given three (3) days after being mailed.

TLO	TRMC
Travis Fisher	Donald J. Manuel
Director, Logistics, Engineering & Integrity	Senior Manager, Technical
19100 Ridgewood Parkway,	10200 West March Point Road
San Antonio, TX 78259	Anacortes, Washington 98221
Telephone: (210) 626-4903	Telephone: (360) 293-1688
E-mail: Travis.C.Fisher@tsocorp.com	E-mail: Don.J.Manuel@tsocorp.com

20.0	Confidentiality

20.1
TLO and TRMC may, in connection with Work contemplated under this Agreement, disclose Confidential Information to each other. Each Party will use reasonable efforts to prevent the disclosure of any of the other Party’s Confidential Information to third parties during the term of this Agreement and for a period of three (3) years from termination of this Agreement, provided that the recipient Party’s obligation under this paragraph shall not apply to:

(i)	Information that is already in the recipient Party’s possession with no obligation of confidentiality at the time of disclosure thereof;

(ii)	Information that is received from a third party having no obligation of confidentiality to the disclosing Party;

(iii)	Information that later becomes publicly known or part of the public domain through no fault of the recipient Party;

(iv)	Information that is independently developed by the recipient Party; or

(v)	Information that is required by law or regulation to be disclosed.

20.2	TRMC shall return to TLO all such Confidential Information, including all copies thereof, when and as requested by TLO during the term of this Agreement when the Work has been completed.

20.3
The provisions of this Article shall not apply to any information which was in TRMC’s possession prior to its disclosure by or on behalf of TLO to TRMC, or to any information which shall become part of the public domain or which shall become available to TRMC legitimately from a source other than TLO, or to any information which TRMC shall become legally compelled to disclose.

20.4	TLO is entitled to specific performance of this Article and to injunctive relief against further violations, as well as any further remedies at law or in equity available to TLO.

20.5	The provisions of this Article survive the termination of this Agreement.

21.0	Governing Law

21.1
The laws of the State of Texas, without giving effect to principles of conflict of laws, shall govern all matters arising under this Agreement, including but not limited to the validity, interpretation and enforcement of this Agreement, the rights and obligations of the Parties hereunder and all tort claims.

22.0	Attorneys' Fees

22.1
The prevailing Party in any dispute hereunder, in addition to actual damages and any other legal or equitable remedies to which it may be entitled, shall be entitled to recover reasonable attorneys’ fees and costs from the non-prevailing Party.

23.0	Contract in Entirety

23.1
This Agreement sets forth the full and complete agreement of the Parties as to the Work, but shall alter, amend or change the Ground Lease or any other commercial agreement between the Parties except as specifically provided herein.

24.0	Modifications or Waivers

24.1
No change, modification, or alteration of this Agreement will be valid unless written and signed by the authorized representatives of the Parties hereto, and no course of dealing between the Parties is construed to alter the terms hereof. No waiver of any breach of this Agreement will be deemed to be a waiver of any other or subsequent breach.

25.0	Survival

25.1
Articles 8.0 through 12.0, and 20.0 through 25.0, and all other provisions of this Agreement that by their terms are intended to survive termination or expiration of this Agreement, including any accrued obligations, warranties, representations, and indemnities under this Agreement, shall survive any termination or expiration of this Agreement.

26.0	Construction

26.1
In the event of any ambiguity in any of the terms or conditions of this Agreement such ambiguity shall not be construed for or against any Party hereto on the basis that such Party did or did not author the Agreement. The underlined headings used throughout this Agreement are for administrative convenience only and shall be disregarded for the purposes of construing this Agreement.

26.2

THIS AGREEMENT is executed by duly authorized representatives as of the Effective Date.

Tesoro Logistics Operations LLC	Tesoro Refining & Marketing Company LLC
By: /s/ PHILLIP M. ANDERSON	By: /s/ KEITH M. CASEY
Name: Phillip M. Anderson	Name: Keith M. Casey
Title: President	Title: Executive Vice President, Operations

Exhibit “A”

Minimum Insurance Requirements for TRMC Contractors

TRMC contractors will strictly adhere to all insurance requirements as outlined in this Exhibit A. At a minimum, TRMC shall require its contractors to obtain and maintain during the term of this Agreement the following:

1.    Workers’ Compensation and Employer’s Liability

a.
Statutory requirements in the jurisdiction where the operations are conducted. This includes coverage under the U.S. Longshore and Harbor Workers’ Compensation Act as well as the Outer Continental Shelf Lands Act with voluntary compensation for marine operations to include transportation, wages, maintenance and cure, and Jones Act Coverage where required.

b.	Coverage B Employer’s Liability with a minimum limit of $1,000,000.00.

c.	Endorsement to include a waiver of subrogation in favor of TRMC and TLO.

2.    Commercial General Liability

a.	Minimum combined single limit of $1,000,000.00 per occurrence for bodily injury or property damage liability. Deductible or self-retention amount must be shown on certificate of insurance.

b.	Blanket Contractual liability specifically covering the indemnities contained in this Agreement.

c.	Products and Completed Operations coverage.

d.	Personal Injury coverage.

e.	Premises/operations coverage.

f.	Explosion, blasting, underground damage and collapse coverage.

g.	Broad form property damage.

h.	TRMC and TLO named as additional insured.

i.	Endorsement to include a waiver of subrogation in favor of TRMC and TLO.

3.    Commercial Automobile Liability

a.	Coverage for all owned and non-owned, hired vehicles.

b.	Minimum combined single limit of $1,000,000.00 per occurrence for bodily injury and property damage liability. Deductible or a self-retention amount must be shown on certificate.

c.	If applicable, Motor Carrier Policies of Insurance for Public Liability Endorsement (Motor Carrier Act of 1980) with Minimum Limits of $1,000,000 Bodily Injury and Property Damage per occurrence.

d.	TRMC and TLO named as additional insured.

e.	Endorsement to include a waiver of subrogation in favor of TRMC and TLO.

4.    Excess (Umbrella) Liability

a.	Limits of Liability not less than $4,000,000.00 per occurrence.

b.	TRMC and TLO named as additional insured.

Exhibit A, Page 1

c.	Additional excess limits may be utilized to supplement inadequate limits in the primary policies required in Items 1(b), 2(a) and 3(b) above.

d.	Endorsement to include a waiver of subrogation in favor of TRMC and TLO.

5.    Contractor’s Pollution Liability (if applicable to the Work)
a.    Limits of Liability not less than $2 million per occurrence.
6.    Errors and Omissions Liability (if applicable to the Work)
a.    Limits of Liability not less than $5 million per occurrence.

Exhibit A, Page 2

Exhibit “B”

Scope of Work

Anacortes Light Products Truck Rack

The Anacortes Product Truck Rack shall be comprised of three components as detailed in the TRMC AFE number 132100026, Revision date effective 3/27/2-14 (the AFE), including the TECHNICAL OBJECTIVES - Rev E 03/14/14. The terminal design and layout will comply with that provided in the AFE, together with API Standard 2610 and all applicable permit conditions, with such further revisions as may be mutually agreed upon by the Parties:

1.
The truck terminal component shall consist of two covered truck lanes with two loading positions per lane with three loading arms per position, a vapor recovery unit, additization facilities, a driver kiosk, and security features, all located on the same plot space as the existing diesel and propane truck loading facility.

2.
The “off sites” component shall consist of tanks, piping and pumps to transfer regular grade gasoline bob, premium grade gasoline bob, and ULSD products from refinery storage to the truck terminal. The system shall deliver regular gasoline and diesel truck loading rates up to 2000 gpm and premium gasoline truck loading rate up to 1000 gpm.

3.
The ethanol receiving and storage component shall consist of a rail spur, rail car and truck offloading equipment, an ethanol storage tank, pumps and piping to transfer the ethanol to the truck terminal for blending into the gasoline.

Exhibit B, Page 1

Exhibit “C”

Payment for Work

Price: TLO agrees to pay TRMC an aggregate fixed price of $23 million for the Work, to be paid in accordance with the Progress Payment Schedule detailed below:

Expected Milestones and Progress Payment Schedule:

Completion Milestones		Timing	$MM
Award	5%	Jul 1, 2014	1
Day Tank Construction	25%	Nov 1, 2014	6
Truck Rack Module Delivery	30%	Jan 1, 2015	7
Mechanically Complete	25%	Mar 1, 2015	6
Hold Back until Operational In-service Date* of April 30, 2015	15%	Apr 30, 2015	3
	100%		23

Payments will be made when the milestones are achieved. Dates are the expected target dates for achieving such milestones.

* In the event the terminal is not fully operational by the Operational In-Service Date, late charges will accrue and be deducted from any amounts payable to TRMC in the amount of $200,000 per month (equal to the expected monthly EBITDA).

Exhibit C, Page 1

Exhibit “D”

Area of Operations

AREA T-1 (ANACORTES TRUCK/PROPANE TERMINAL AREA)

BEGINNING AT A POINT BEARING NORTH 02° 53' 32" EAST 2472.20 FEET ALONG THE
SECTION LINE COMMON TO SAID SECTIONS 28 AND 29, TOWNSHIP 35 NORTH, RANGE 2
EAST, W.M., AND NORTH 87° 06'44" WEST 1003.59 FEET FROM THE SECTION CORNER
COMMON TO SECTIONS 28/29/32/33, TOWNSHIP 35 NORTH, RANGE 2 EAST, W.M., SAID
SECTION CORNER BEING MARKED BY A 3 '14 INCH DIAMETER ALUMINUM CAP MARKED
DEPT. OF NATURAL RESOURCES, WASHINGTON T35N R2E S28, S29, S32, S33 PLS 31444,
2000, SAID POINT OF BEGINNING ALSO BEING A POINT WESTERLY BOUNDARY OF THAT
AREA DESCRIBED IS SAID MEMORANDUM OF GROUND LEASE, TENANT'S OPTION TO
PURCHASE; RIGHT OF RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT, RECORDED
AS AUDITORS FILE NUMBER 201301080048;
THENCE ALONG SAID WESTERLY BOUNDARY, NORTH 86°53'09" WEST 24.22 FEET TO A
POINT;
THENCE NORTH 07°58'01" WEST 8.04 FEET TO A POINT;
THENCE NORTH 42°26'45" WEST 14.46 FEET TO A POINT;
THENCE NORTH 89°52'37" WEST 16.40 FEET TO A POINT;
THENCE LEAVING SAID WESTERLY BOUNDARY, NORTH 00°48'14" EAST 42.04 FEET TO A
POINT;
THENCE NORTH 89°11'46" WEST 90.25 FEET TO A POINT;

Exhibit D, Page 1

THENCE SOUTH 60°46'46" WEST 24.78 FEET TO A POINT; B- 2
THENCE NORTH 52°32'10" WEST 33.62 FEET TO A POINT ON THE EASTERLY RIGHT OF
WAY (BEING 25.00 FEET FROM WHEN MEASURED AT RIGHT ANGLES TO THE
CENTERLINE) OF MARCH'S POINT ROAD;
THENCE ALONG SAID EASTERLY RIGHT OF WAY, NORTH 08°19'59" EAST 123.86 FEET TO A
POINT;
THENCE NORTH 07°23'56" EAST 57.60 FEET TO A POINT;
THENCE NORTH 18°27'59" EAST 450.89 FEET TO A POINT;
THENCE LEAVING SAID EASTERLY RIGHT OF WAY, SOUTH 73°44'35" EAST 5.81 FEET TO A
POINT TO A POINT OF NON-TANGENT CURVATURE;
THENCE ALONG THE ARC OF A 141.00 FOOT RADIUS CURVE TO THE RIGHT, THROUGH A
CENTRAL ANGLE OF 75°29'35", (THE CHORD BEING NORTH 55°13'56" EAST 172.63 FEET)
HAVING AN ARC LENGTH OF 185.78 FEET TO A POINT OF TANGENCY;
THENCE SOUTH 87°01 '16" EAST 147.43 FEET TO A POINT;
THENCE SOUTH41°53'19" EAST 51.31 FEET TO A POINT;
THENCE SOUTH 86°27'44" EAST 264.85 FEET TO A POINT;
THENCE SOUTH 26°35'07" WEST 16.34 FEET ON SAID WESTERLY BOUNDARY, SAID POINT
ALSO BEING A POINT OF CURVATURE;
THENCE ALONG SAID WESTERLY BOUNDARY, ALONG THE ARC OF A 1170.00 FOOT
RADIUS CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 06°52'19", (THE CHORD
BEING SOUTH 30°01'17" WEST 140.24 FEET) HAVING AN ARC LENGTH OF 140.33 FEET TO A
POINT OF TANGENCY;
THENCE SOUTH 33°27'26" WEST 221.44 FEET TO A POINT;
THENCE SOUTH 64°59'14" WEST 12.30 FEET TO A POINT;
THENCE SOUTH 03°43'39" WEST 18.74 FEET TO A POINT;
THENCE SOUTH 47°33'57" WEST 8.19 FEET TO A POINT;
THENCE NORTH 89°12'10" WEST 7.74 FEET TO A POINT;
THENCE SOUTH 16°34'12" WEST3.31 FEETTOAPOINTOFNON-TANGENT CURVATURE;
THENCE ALONG THE ARC OF A 95.00 FOOT RADIUS CURVE TO THE RIGHT, THROUGH A
CENTRAL ANGLE OF 21°55'06", (THE CHORD BEING SOUTH 27°31'45" WEST 36.12 FEET)
HAVING AN ARC LENGTH OF 36.34 FEET TO A POINT OF TANGENCY;
THENCE SOUTH 38°29'18" WEST 148.86 FEET TO A POINT;
THENCE SOUTH 71°03'58" WEST 22.10 FEET TO A POINT;
THENCE SOUTH 20°08'39" WEST 38.30 FEET TO A POINT;
THENCE NORTH 63°04'10" WEST 18.24 FEET TO A POINT;
THENCE SOUTH 55°20'50" WEST 22.71 FEET TO A POINT;
THENCE SOUTH 48°19'07" WEST 199.32 FEET TO A POINT OF CURVATURE;
THENCE ALONG THE ARC OF A 55.00 FOOT RADIUS CURVE TO THE LEFT, THROUGH A
CENTRAL ANGLE OF 30°17'53", (THE CHORD BEING SOUTH 33°07'20" WEST 28.75 FEET)
HAVING AN ARC LENGTH OF 29.08 FEET TO A POINT OF NON-TANGENCY;
THENCE SOUTH 17°58'23" WEST 7.74 FEET TO THE POINT OF BEGINNING;
THIS DESCRIPTION CONTAINS 7.445 ACRES, MORE OR LESS.

Exhibit D, Page 2

AREA T -2 (ANACORTES TRUCK/PROPANE TERMINAL AREA)

BEGINNING AT A POINT BEARING NORTH 02° 53' 32" EAST 2661.76 FEET ALONG THE
SECTION LINE COMMON TO SAID SECTIONS 28 AND 29, TOWNSHIP 35 NORTH, RANGE 2
EAST, W.M., AND NORTH 82° 24'54" WEST 417.18 FEET FROM THE SECTION CORNER
COMMON TO SECTIONS 28/29/32/33, TOWNSHIP 35 NORTH, RANGE 2 EAST, W.M., SAID
SECTION CORNER BEING MARKED BY A 3 Vt INCH DIAMETER ALUMINUM CAP MARKED
DEPT. OF NATURAL RESOURCES, WASHINGTON T35N R2E S28, S29, S32, S33 PLS 31444,
2000;
THENCE SOUTH 43°15'51" WEST 46.69 FEET TO A POINT;
THENCE SOUTH 69°34'39" WEST 93.08 FEET TO A POINT;
THENCE NORTH 84°45'44" WEST 120.27 FEET TO A POINT;
THENCE NORTH 67°26'45" WEST 80.26 FEET TO A POINT ON THE EASTERLY BOUNDARY
OF THAT AREA DESCRIBED IS SAID MEMORANDUM OF GROUND LEASE, TENANT'S
OPTION TO PURCHASE; RIGHT OF RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT,
RECORDED AS AUDITORS FILE NUMBER201301080048;
THENCE ALONG SAID EASTERLY BOUNDARY, NORTH 41°36'44" EAST 93.48 FEET TO A
POINT;
THENCE NORTH 32°03'51" EAST 91.66 FEET TO A POINT;
THENCE NORTH 28°39'47" EAST 73.64 FEET TO A POINT;
THENCE NORTH 30°59'34" EAST 236.70 FEET TO A POINT; B- 4
THENCE NORTH 25°27'42" EAST 694.97 FEET TO A POINT;
THENCE LEAVING SAID EASTERLY BOUNDARY, SOUTH 87°01 '06" EAST 129.04 FEET TO A
POINT;
THENCE SOUTH 24°55'59" WEST 309.47 FEET TO A POINT;
THENCE SOUTH 23°06'04" WEST 270.16 FEET TO A POINT;
THENCE SOUTH 22°57'59" WEST 178.12 FEET TO A POINT;
THENCE SOUTH 18°46'41" WEST 79.22 FEET TO A POINT;
THENCE SOUTH 11°51 '11" WEST 248.29 FEET THE POINT OF BEGINNING;
THIS DESCRIPTION CONTAINS 4.194 ACRES, MORE OR LESS.

Exhibit D, Page 3